UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2015

Argos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35443	56-2110007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive, Durham, North Carolina	27704
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 287-6300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2015, Argos Therapeutics, Inc. (the "Company") entered into a Development Agreement (the "Agreement") with Saint-Gobain Performance Plastics Corporation ("SGPPL"). Under the Agreement, SGPPL will develop a range of disposables for use in Argos' automated production systems to be used for the manufacture of Argos' Arcelis®-based products (the "Disposables"). It is expected that fees and expenses incurred under the Agreement would not exceed $6,000,000. Argos has made a prepayment of $400,000, and SGPPL has agreed to defer one half of the expenses incurred until the earlier of (i) the date upon which Argos has raised an additional $60,000,000 in capital, and (ii) September 30, 2016. The Agreement requires the parties to begin negotiating a commercial supply agreement under which SGPPL would become the exclusive supplier of Disposables for the manufacture of Argos products treating solid tumors for no less than fifteen years. The Agreement will continue until December 31, 2016, but can be terminated earlier because of a material default or a failure to achieve a Performance Milestone.

A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1

Press Release, dated January 6, 2015 entitled "Argos Therapeutics and Saint-Gobain Announce Agreement for Production of Disposables Used in Automated Manufacturing of Fully Personalized Immunotherapies"

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc. (Registrant)
January 7, 2015 (Date)	/s/ JEFFREY D. ABBEY Jeffrey D. Abbey President and Chief Executive Officer